Exhibit 10.4

THE BOARD OF DIRECTORS

OF

STEMTECH CORPORATION

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 17th day of September, 2021;

The Board of Directors which was present for this meeting & took active part therein was:

Charles Arnold

John Meyer

WHEREAS there has been presented to and considered by this meeting a Motion to add an additional Director and Board Member pursuant to the Agreements executed this day with Sharing Services Global Corporation.

NOW THEREFORE BE IT RESOLVED that the majority of Directors having considered this matter, and having opened the floor to all those who voice a preference in the issue, and pursuant to NRS §78.315 have unanimously decided and RESOLVED:

JOHN “JT” THATCH is hereby appointed as a full Director and Board Member of the Company.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: September 17th, 2021

_____________________________

David E. Price, Esq., Secretary, Corp Counsel